Exhibit 10.1

TERMINATION AND SETTLEMENT AGREEMENT

This Termination and Settlement Agreement (the "Settlement Agreement") made effective this 31st day of December, 2011 ("Effective Date") by and between DIRECT INSITE CORP., a Delaware corporation with its principal office at 13450 West Sunrise Blvd., Suite 510, Sunrise, Florida 33323 (the "Company") and JAMES A. CANNAVINO, an individual residing at #1 Lovango Cay, USVI (mailing address 6501 Red Hook Plaza, Suite 201-PMB, Red Hook, St. Thomas, USVI 00802 (hereinafter referred to as "Cannavino") (collectively the "Parties").

WHEREAS, the Company and Cannavino entered into an amended employment agreement effective as of January 1, 2011 (the "Employment Agreement"); and

WHEREAS, Cannavino has elected to terminate the Employment Agreement pursuant to its terms and the Company has agreed to such termination; and

WHEREAS, the Company is desirous of making the lump sum cash severance payment as provided in the Employment Agreement to Cannavino in lieu of any and all other benefits otherwise accruing to him under the Employment Agreement or any other verbal or written agreement with the Company.

NOW, THEREFORE, based upon the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.   Except as otherwise set forth herein, in full satisfaction of all prior, current and future obligations to Cannavino, under the Employment Agreement, whether accrued or otherwise, including but not limited to salary, all accrued and vested benefits, and reimbursed business expenses, the Company shall make a lump sum payment to Cannavino in the amount of $620,400 on or before December 31, 2011.

2.   (a)    Cannavino covenants and agrees that for a period of two (2) years from May 25, 2011, he will not, without the prior written approval of the Board of Directors of the Company (the "Board"), directly or indirectly, through any other individual or entity, (i) (become an officer, director or employee of, or render any services (including consulting services) to, any competitor of the Company, (ii) solicit, raid, entice or induce any customer of the Company to cease purchasing goods or services from the Company or to become a customer of any competitor of the Company, and Cannavino will not approach any customer for any such purpose or authorize the taking of any such actions by any other individual or entity, or (iii) solicit, raid, entice or induce any employee of the Company, and Cannavino will not approach any such employee for any such purpose or authorize the taking of any such action by any other individual or entity. However, nothing contained in this paragraph 2 shall be construed as preventing Cannavino from investing his assets in such form or manner as will not require him to become an officer or employee of, or render any services (including consulting services) to, any competitor of the Company.

(b)   Cannavino further covenants and agrees that at all times hereafter, he shall not disclose to any person, firm or corporation other than the Company any trade secrets, trade information, techniques or other confidential information of the business of the Company, its methods of doing business or information concerning its customers learned or acquired by Cannavino during his relationship with the Company and shall not engage in any unfair trade practices with respect to the Company.

(c)   The necessity for protection of the Company and its subsidiaries against Cannavino's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of Cannavino's talent and his prior position with the Company. Accordingly, Cannavino agrees that, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) for the purpose of restraining Cannavino from any actual or threatened breach of the covenants contained in paragraph 2 (a) and (b) of this Settlement Agreement.

(d)   If for any reason a court determines that the restrictions under paragraph 2 of this Settlement Agreement are not reasonable or that consideration therefore is inadequate, the parties expressly agree and covenant that such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in paragraph 2 as will render the restrictions valid and enforceable.

3.   (a)           Subject only to the payment provision of paragraph 1, Cannavino hereby waives, remits, releases and forever discharges the Company, its past, present and future Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in  law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof that Cannavino has asserted, now asserts or could have asserted under the Employment Agreement. This includes, but is not limited to, claims for compensation or benefits, tortious claims arising out of the relationship, claims of an expressed or implied contract of employment, claims under the Family and Medical Leave Act, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claims arising under Title VII of the United States Code, and the Age Discrimination in Employment Act. It is expressly understood by Cannavino that among the various rights and claims being waived by him in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et set.). Included in this General Release are any and all claims for future damages under the Employment Agreement or otherwise allegedly arising from the continuation of the effect of any past action, omission or event.

(b)           The Company hereby waives, remits, releases and forever discharges Cannavino from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in  law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof that the Company has asserted, now asserts or could have asserted under the Employment Agreement. This includes, but is not limited to, claims for compensation or benefits, tortious claims arising out of the relationship, claims of an expressed or implied contract of employment.

4.   Notwithstanding the foregoing, it is the mutual understanding of the parties that

(a)   nothing herein contained shall restrict the Company, solely with the approval of the Board, from entering into any future agreement with Cannavino wherein Cannavino may be compensated for his services as enumerated therein;

(b)   Cannavino shall also be entitled to all directors fees previously earned, accrued and unpaid, or deferred, and he shall continue to receive compensation as a director of the Company consistent with the compensation paid to directors for as long as he is a director of the Company; and

(c)   Paragraph 20 of the Employment Agreement with regard to indemnification shall continue in full force and effect.

5.   Any action or proceeding brought to enforce any of the provisions of this Settlement Agreement must be instituted in a federal or state court situated in the State of New York, New York County, to the exclusive jurisdiction of which courts, the Parties irrevocably and unconditionally submit. This Settlement Agreement shall be construed and governed by the laws of the State of New York, without regard to its governing conflicts of law principles.

6.   Except as required by law, the Company and Cannavino, and their respective affiliates, including Cannavino, agree not to publish, communicate or disseminate any negative or disparaging information regarding the other, or to divulge, directly or indirectly, any information regarding this Settlement Agreement to the media, present or former employees of the Company, suppliers, vendors and other industry participants any other person; provided, however, that the Parties may disclose the contents of this Settlement Agreement to their respective financial advisors, accountants and attorneys. As may be appropriate, the Company shall be permitted additionally to make such disclosure as may be appropriate consistent with the Company's reporting requirements as a public company.

7.   This Settlement Agreement sets forth the entire agreement and understanding between the parties and fully supersedes the Employment Agreement and any other verbal or written contract. Except as otherwise set forth herein, the Employment Agreement and any other verbal or written contracts are null and void. The parties represent expressly that in signing this Settlement Agreement, they do not rely upon, nor have they relied upon any representation or statement regarding the subject matter not set forth specifically in this Settlement Agreement.

8.   Cannavino acknowledges that:

(a)   He has carefully read and fully understands all of the provisions of this Settlement Agreement.

(b)   He agrees, knowingly and voluntarily, to all of the terms set forth in this Settlement Agreement and intends to be fully bound by the same.

9.   Any notice to be given to the Company or Cannavino hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other parties hereto at the following addresses:

To the Company: Copy to: To Cannavino:
Direct Insite Corp.
13450 West Sunrise Blvd.
Suite 510
Sunrise, Florida 33323
Facsimile: (954) 846-8841
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Facsimile: 212-715-8000
Attn:  Scott S. Rosenblum, Esq.

#1 Lovango Cay, USVI
6501 Red Hook Plaza
Suite 201-PMB
Red Hook, St. Thomas, USVI 00802
Facsimile: (631) 207-8380

Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

10.   This Settlement Agreement may not be modified or amended except by a writing signed by all of the Parties. This Agreement shall be binding upon, and inure to the benefit of, Cannavino's successors, heirs, executors, administrators and legal representatives, and the Company's successors and assigns.

11.   The failure of either party to insist on strict performance of any provision or to exercise any right shall not be deemed a waiver of any such provision or right thereafter. Any waiver, to be effective, must be in writing and signed by the Party waiving compliance.

12.   Should any provisions of this Settlement Agreement be declared or determined to be invalid or illegal, the validity of the remaining, terms and provisions shall not be affected thereby and said illegal or invalid term or provision shall be deemed not to be part of this Settlement Agreement.

13.   This Settlement Agreement may be executed in counterparts. Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Settlement Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

DIRECT INSITE CORP.

By: /s/ Matthew E. Oakes
   Name: Matthew E. Oakes
   Title: President and CEO

By: /s/ James A. Cannavino
   JAMES A. CANNAVINO